SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)        April 8, 1998



                               CINTAS CORPORATION
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             (Exact name of registrant as specified in its charter)


     Washington                      0-11399                      31-1188630
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(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio            45262-5737
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    (Address of principal executive offices)                         Zip Code


Registrant's telephone number, including area code  (513) 459-1200



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      (Former  name or former  address,  if  changed  since last report.)

        This Form 8-K/A is filed solely to amend Item 2 of Form 8-K.

Item 2. Acquisition or Disposition of Assets.

        Cintas Corporation (the "Company") filed an 8-K with the Securities and Exchange Commission dated April 8, 1998, announcing the completion of the acquisition of Uniforms to You and Company and certain of its affiliates ("UTY"), headquartered in Chicago, Illinois. Cintas paid an adjusted purchase price of $168,699,000 in the acquisition which was paid with 3,959,262 shares of Cintas Corporation common stock. The value of the Cintas common stock was determined based upon the average closing price of Cintas common stock over an agreed upon ten (10) day measurement period as set forth in an Agreement and Plan of Merger and Reorganization dated as of January 12, 1998, as amended. UTY designs, manufactures and provides uniforms to over twenty-five thousand customers in the food and hospitality, transportation and entertainment industries.

        The transaction has been accounted for as a pooling of interests, and accordingly, the Company's historical financial results have been restated to include the accounts of UTY as if the two companies had always been one entity.

        A summary of the restated, unaudited financial results is set forth below. Since UTY was an S Corporation and elected to have the corporation's income taxed at the personal level, UTY did not have a Federal and State Income Tax Provision. The financial information below is presented in two ways: (1) the combined financial results of Cintas Corporation along with UTY's accounts as an S Corporation; and (2) the combined financial results of Cintas Corporation and UTY's accounts on a proforma basis as if UTY had been a C Corporation:


                                                               (unaudited)
                                           Nine Months Ended               Twelve Months Ended
                                         --------------------       ---------------------------------
                                         2/28/98      2/28/97       5/31/97     5/31/96       5/31/95
                                         -------      -------       -------     -------       -------
Revenues:
   Net Rentals                          $633,941     $541,830     $739,207     $648,616      $545,267
   Other Service Revenues                234,450      187,355      256,000      227,217       190,603
                                        --------     --------     --------     --------      --------
                                        $868,391     $729,185     $995,207     $875,833      $735,870
Costs and Expenses (Income):
   Cost of Rentals                       353,977      305,976      416,597      369,386       312,313
   Cost of Sales                         161,052      130,565      177,058      159,189       132,519
   Selling & Administrative Exp.         210,606      172,158      234,034      204,882       171,692
   Interest Income                       (3,560)      (3,153)      (4,328)      (2,658)       (2,577)
   Interest Expense                        6,474        7,571       10,080       10,243         8,776
                                       ---------    ---------     --------     --------     ---------
                                         728,549      613,117      833,441      741,042       622,723


                                           Nine Months Ended               Twelve Months Ended
                                         --------------------       ---------------------------------
                                         2/28/98      2/28/97       5/31/97     5/31/96       5/31/95
                                         -------      -------       -------     -------       -------
Income before Income Taxes               139,842      116,068      161,766      134,791       113,147
Income Taxes - Recurring                  48,560       39,759       55,778       47,047        38,218
                                         -------      -------      -------      -------       -------
Net Income                                91,282       76,309      105,988       87,744        74,929
Basic Earnings Per Share                   $.90         $.77         $1.07        $.89         $.77
Diluted Earnings Per Share                 $.89         $.76         $1.05        $.88         $.75
Weighted Average Number of Shares:
Basic                                    101,345       98,805       99,221       98,157        97,742
Diluted                                  103,088      100,394      100,725       99,661        99,287

Net Income for Cintas Corporation and UTY on a proforma basis, as if UTY had been a C corporation and paid
Federal and State Income Taxes, is as follows:

Proforma Income Taxes                    $52,987      $44,142     $ 61,572      $51,852       $42,879
Proforma Net Income                      $86,855      $71,926     $100,194      $82,939       $70,268
Proforma Basic EPS                         $.86         $.73         $1.01        $.84         $.72
Proforma Diluted EPS                       $.84         $.72         $ .99        $.83         $.71



                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CINTAS CORPORATION



Date:  June 1, 1998                  By:    /s/ William C. Gale
                                           ------------------------------
                                            William C. Gale,
                                            Vice President - Finance and
                                            Chief Financial Officer